EXHIBIT 99.2


July 23, 2007

Mr. Robert J. Keller
[REDACTED]


Dear Bob:

We are pleased to offer you the position of Chief Executive Officer and President of Escalade, Incorporated ("Escalade" or the "Company"). We are excited about the prospect of your joining Escalade and look forward to your vision and leadership in guiding our Company to achieve its goals.

The following provides the terms and conditions of your employment offer (this "Offer"):

1. Start Date. Your employment will commence on August 1, 2007, or such other date as we may mutually agree upon.

2. Reporting Relationship. You will report directly to Escalade's Board of Directors.

3. Base Salary. Your starting annualized base salary will be $300,000 for Escalade's 2007 and 2008 fiscal years, with annual reviews for possible increases for 2009 and future years by the Compensation Committee of Escalade's Board of Directors. The first review will occur as part of the Company's normal process in setting executive compensation for fiscal year 2009. Salary will be paid periodically in accordance with normal Company payroll practices and will be subject to legally required tax withholding.

4. Annual Bonus. Beginning on your start date, you will be eligible to participate in the Company's Profit Incentive Bonus Plan.

      a. Assuming that your start date is August 1, 2007, your cash incentive bonus for fiscal year 2007 is guaranteed to be no less than 5/12ths of your base salary (i.e., $125,000). If your start date is other than August 1, 2007, your guaranteed cash incentive bonus will be a fraction of your salary prorated in a similar manner as in the preceding sentence based on the remaining portion of the 2007 fiscal year as of your start date.

      b. Beginning in fiscal year 2008, you will participate in the Company's Profit Incentive Bonus Plan, with the amount, terms and conditions of your bonus to be determined by the Compensation Committee, provided, however, that for fiscal year 2008 you will be eligible to earn a cash bonus of 100% of your base salary if the performance conditions are achieved.

      Payment of the cash incentive bonus will be paid at the same time that other management bonuses are paid to the other participants in the Profit Incentive Bonus Plan, following the year to which the cash incentive bonus relates, and subject to legally required tax withholding.

5. Equity Grants. Beginning on your start date, you will be eligible to participate in the Company's 2007 Incentive Plan.

      a. Effective on your start date, Escalade will make an initial grant to you of 25,000 restricted stock units, which units will vest entirely on the third anniversary of your start date, provided, that (i) you are still employed by Escalade on the third anniversary, and (ii) for any 30 consecutive trading days on the NASDAQ Stock Market (or such other principal securities exchange on which the Company's shares of common stock are then traded) during the period beginning on your start date and ending on the third anniversary thereof, the

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            closing price per share is at least 15% higher than the closing price per share on your start date (less any dividends paid by the Company during such three year period), and the average of the closing price per share for the last 10 trading days of such three year period is at least 10% higher than the closing price per share on your start date (less any dividends paid during such three year period).

      b. Beginning in fiscal year 2008, the Compensation Committee in its discretion may award additional grants of restricted stock units or other forms of equity awards permissible under the terms of the 2007 Incentive Plan based upon such terms and conditions as the Compensation Committee may determine appropriate at such time.

6. Severance Benefits. You will be eligible for the following severance benefits in the event your employment with the Company is terminated.

      a. If the Company terminates your employment without cause or you resign with good reason, in either case at any time before the first anniversary of your start date, then the Company shall pay you an amount equal to six months base salary ($150,000) plus an additional $150,000 in lieu of any target bonus for the fiscal year in which termination occurs, which amount will be payable in six relatively equal installments over a six month period (approximately $50,000 per monthly installment). All restricted stock units granted to you prior to such termination shall vest pro rata based upon the number of months that you were employed during the three year measurement period applicable to the particular restricted stock unit award, subject to the stock price conditions being met at the end of such measurement period. For six months following such termination, the Company also shall continue to provide health and welfare benefits substantially identical to such benefits as provided to you immediately prior to termination, subject to the eligibility and other terms and conditions of such plans. In the event that medical insurance cannot be continued under the Company's then existing plan, then the Company shall pay for the first six months of substantially identical coverage pursuant to COBRA.

            "Cause" means any termination of your employment by Escalade due to:
            (i) your commission of a fraud with respect to Escalade or its subsidiaries; (ii) your indictment for the commission of a felony;
            (iii) your intentional disregard of the express instructions of Escalade's Board of Directors, which disregard continues for not less than 15 days following your receipt of written notice of such regard; (iv) your misconduct or gross negligence resulting in material harm to Escalade or its subsidiaries; (v) your violation of any policy or procedure of Escalade resulting in material harm to Escalade or its subsidiaries; or (vi) your willful or intentional failure (other than as a result of absence due to illness or injury or permitted leave) to perform your duties or responsibilities as the Chief Executive Officer and President of Escalade, which failure continues for not less than 15 days following your receipt of written notice of such failure.

            "Good reason" means your resignation following: (i) Escalade's requiring you to relocate anywhere in excess of 50 miles from Escalade's corporate offices in Evansville, Indiana; (ii) Escalade requiring you to perform duties or responsibilities which are inconsistent with the positions of the Chief Executive Officer or President of Escalade; or (iii) any material breach of the terms of this letter by Escalade; provided, however, that for your resignation to constitute good reason, you must give written notice to Escalade of the event constituting good reason within 90 days of the occurrence of the event, Escalade must fail to cure such event within 30 days thereafter, and you must resign within 30 days following the expiration of Escalade's 30 day cure period.

      b. If the Company terminates your employment without cause or you resign with good reason, in either case at any time on or after the first anniversary of your start date, the Company shall provide you with severance benefits in accordance with the Company's normal severance policy, if any, or if none, as the Compensation Committee may otherwise determine in its sole discretion.

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      c.    If the Company or its successor terminates your employment or you resign with good reason, in either case within six months following a Change in Control (as defined in the Company's 2007 Incentive
            Plan) that occurs on or prior to December 31, 2008, then the Company shall pay you an amount equal to six months base salary plus one half of your target bonus for the fiscal year in which termination occurs, which amount will be payable in six relatively equal installments over a six month period. All restricted stock units granted to you in 2007 and prior to such termination shall vest in full and no additional conditions to vesting shall remain. The Company also shall continue to provide medical insurance to you for six months following such termination or, if the Company's plan does not permit such continuation, the Company shall pay for the first six months of substantially identical coverage pursuant to COBRA.

      d. In the event that your employment with the Company terminates for any reason, the Company shall pay you your accrued salary through the date of termination and any unreimbursed business expenses in accordance with Company policy. In the event that your employment with the Company terminates for any reason other than as set out in paragraphs 6.a, 6.b or 6.c above, your restricted stock units shall vest or be forfeited as provided in the terms of the applicable award, and the Company also shall provide you with severance benefits in accordance with the Company's normal severance policy, if any, or if none, as the Compensation Committee may otherwise determine in its sole discretion.

      e. Severance payments will be conditioned on your signing and not revoking a general waiver and release of claims, and your signing an agreement not to compete against the interests of the Company or to solicit employees or customers and not disparage the Company nor disclose trade secrets or confidential information for a period of time extending from the termination of your employment with the Company until twelve months following your termination of employment. Such waiver and release and agreement shall be substantially in the form attached hereto as Exhibit A.

      f. If at the time of your termination of employment with the Company you are a "specified employee" within the meaning of Section 409A of the Internal Revenue Code and the final regulations and any other guidance promulgated thereunder ("Section 409A"), no benefit that may be considered deferred compensation under Section 409A and that is payable on account of your separation from service ("Separation Benefits") may be paid prior to the earlier of: (i) the expiration of the six-month period measured from the date of your separation from service under Section 409A, or (ii) your death. Notwithstanding the foregoing, any portion of the Separation Benefits that would otherwise be payable during the six-month period from the date of your separation from service, but that is not treated as a payment of deferred compensation under Section 409A either due to (i) the application of the short-term deferral rule or (ii) because such Separation Benefits are separation pay due to involuntary separation from service that satisfies the amount and duration limits of
            Section 409A, may be paid in the six-month period from your separation from service.

            Any portion of the Severance Benefits that would otherwise be payable during the six-month period from the date of your separation from service, but that cannot be paid at that time under the preceding paragraph shall accrue and become payable on the date that is six months and one day following the date of your separation from service. All subsequent Severance Benefits, if any, will be payable in accordance with the applicable payment schedule. For these purposes, each Severance Benefit payment is hereby designated as a separate payment and will not collectively be treated as a single payment. This provision is intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and you agree to work together in good faith to consider amendments to this Offer and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to you under Section 409A.

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7.    Benefits. You will be eligible to participate in the Company's standard health and welfare benefit programs generally applicable to similarly situated executives. Note that the Company reserves the right to change or amend its benefit plans it offers to employees at any time. For calendar year 2007, you will be eligible to receive eight days paid vacation. Effective January 1, 2008, you will be eligible to receive four weeks vacation benefits.

8. Relocation. Your employment with the Company shall be in Evansville, Indiana and you shall relocate to Evansville as soon as possible following your start date and in no event later than thirty days thereafter. The Company will provide you with the following relocation benefits based on actual costs incurred (including costs incurred before your start date) in an aggregate amount up to $110,000, plus tax gross-up, to assist you in your move from Duluth, Georgia to Evansville:

      a. Brokerage commissions on the sale of your current residence up to $60,000;

      b. Closing costs, title search, title insurance, transfer fees and revenue stamps, inspection fees (termite, radon or structural) and/or legal fees related to the sale of your current residence and/or purchase of your new residence in the Evansville, Indiana vicinity, and temporary living expenses and transportation expenses for you and your family relating to the relocation, up to $25,500 in the aggregate;

      c. Packing, storage and moving expenses up to $20,000, which expenses shall be billed to and paid directly by the Company; and

      d.    Legal expenses relating to review of this Offer up to $4,500.

      For the expenses above (other than tax gross-up) to be eligible for reimbursement, they must be incurred during the period commencing on June 1, 2007 and ending on the date you terminate employment with the Company. The Company will reimburse you for each of the above expenses promptly after you submit expense reports and receipts for such expenses, and in the case of the tax gross-up, the Company will reimburse you promptly following a determination of your tax liability relating to the above expenses, but not later than 30 days after you remit the related taxes to the appropriate taxing authorities. The determination of the amount of your tax liability to which the tax gross-up applies shall be made in conjunction with the Company.

      The Company will consider requests to reallocate expenses between the above categories, up to the $110,000 cap (plus tax gross-up). All such requests must be in writing and agreed to in advance by the Chairman of the Compensation Committee. If you resign your employment with the Company without good reason before the first anniversary of your start date, then you shall reimburse the Company for a pro rata share of the relocation benefits provided to you by the Company based on the number of months employed, such reimbursement to be paid on or prior to your last day of employment with the Company.

9. No Prior Agreements. You represent and warrant that you are not bound by any agreement with a previous employer or other party that you would breach by accepting employment with the Company or performing your duties as an employee of the Company or that would otherwise limit your ability to perform such duties. You further represent and warrant that, in the performance of your duties with the Company, you will not utilize or disclose any confidential information in breach of an agreement with a previous employer or any other party.

10. Nature of Employment. Your employment with the Company is on an "at-will" basis, meaning that either you or the Company may terminate the employment relationship at any time, for any reason, with or without cause and with or without notice, subject to the severance and RSU vesting provisions described above. In addition, this letter sets out the terms of our Offer of employment and is not intended to create a contract of employment between you and the Company.

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11.   Company Policies. As a Company employee, you will be expected to comply with and be bound by the operating policies, procedures, practices and rules and regulations of the Company. You will also be expected to sign and comply with our Company Code of Ethics and our Insider Trading Policy. You also agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company.

12. Governing Law. This letter, Offer and all actions taken relating hereto shall be governed as to validity, construction, interpretation and administration by the laws of the State of Indiana and applicable federal law, without regard to the choice of law provisions thereof.

13. Arbitration. Any dispute that may arise between the Company and you, including but not limited to this Offer, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any and all such arbitrations shall take place in Evansville, Indiana.

14. Indemnification and Directors' and Officers' Liability Insurance. The Company shall indemnify you for your acts and omissions as an officer (and director if applicable) to the maximum extent permitted under the laws of the state of incorporation of the Company. During the term of your employment and for three years following your termination of service, the Company will use its commercially reasonable efforts to maintain directors' and officers' liability insurance that will cover you for your acts and omissions taken or made during the time that you serve in such capacity or capacities; provided, however, that Escalade may substitute for its existing policy a policy of at least the same coverage and amounts containing terms and conditions which are not less advantageous than Escalade's existing policy and that in no event shall Escalade be required to expend in any one year an amount in excess of 125% of the annual premiums currently paid by Escalade for such insurance.

15. Acceptance of Offer. To indicate your acceptance of this Offer, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This Offer sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Chairman of the Compensation Committee and by you.

Bob, this Offer is conditioned upon your passing a background check which includes credit and court records, and passing a physical exam which includes drug testing, the results of which are acceptable to Escalade. Upon commencement of employment, it will also be necessary for you to furnish I-9 proof of U.S. employment eligibility.

We hope that you find the aforementioned terms acceptable. Please confirm your agreement to accept this position by signing and returning one copy of this letter to me by July 23, 2007.

Thank you and we enthusiastically look forward to working with you in your new role at Escalade.


Sincerely,


Escalade, Incorporated

By: /s/ Richard D. White
   -----------------------------------------------
Title:  Director - Compensation Committee Chairman

Accepted and agreed to on this 23rd day of July, 2007.

/s/ Robert J. Keller
-----------------------------------
Robert J. Keller

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                                    EXHIBIT A

                    Form of Waiver, Release, Non-Competition,
                    -----------------------------------------
                  Non-Solicitation and Non-Disclosure Agreement
                  ---------------------------------------------

                                    AGREEMENT

      The following is an agreement (the "Agreement") by and between Robert J. Keller ("Executive") and Escalade, Incorporated, an Indiana corporation ("Escalade") regarding Executive's [retirement/termination] from all positions held by Executive with Escalade and its various subsidiaries and affiliates. Escalade and Executive are sometimes referred to collectively as the "parties" and individually as a "party," and the term "Company" shall mean Escalade and its various subsidiaries and affiliates collectively.

                                    Recitals:

      A. Executive is the Chief Executive Officer and President of Escalade [and any other positions with Escalade] [and any positions as an officer and/or director of various subsidiaries and affiliates of Escalade]; and

      B. Executive has announced his intention to [retire/terminate] from all positions with the Company; and

      C. Executive and the Company have reached an agreement with respect to all matters related to Executive's [retirement/termination].

      NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Company and Executive agree as follows:

      1. [Retirement/Termination]. Executive hereby affirms his [retirement/termination] from his positions as Chief Executive Officer and President of Escalade [and from all other executive officer and director positions that he holds with Escalade and any of Escalade's subsidiaries and their affiliates], effective as of ___________, 20__ (the "Employment End Date"). Executive acknowledges and agrees as of the Employment End Date he also retires as a trustee or other administrator of any and all Company benefit plans, including without limitation the Company's retirement plan. [Executive and the Company agree that Executive's resignation as a Director of Escalade is not related to any disagreement between them.]

      2. Compensation and Benefits. Provided that Executive fulfills his obligations as set forth in this Agreement, the Company agrees as follows:

            (a) Compensation. The Company will pay Executive cash in the following amounts at the times provided: [To be filled in as applicable depending on basis for termination]. The cash amounts payable pursuant to
Section 2(a) are sometimes referred to hereafter collectively as the "Cash Retirement Payments". The Cash Retirement Payments shall be in lieu of any further salary or bonus that may have otherwise become payable to Executive if he had continued as an executive officer [and director] of Escalade [and its various subsidiaries and affiliates] following the Employment End Date. Each installment of Cash Retirement Payments shall be paid by the Company to Executive when due as provided in this Section 2(a) in regular installments in accordance with Company's general payroll practices for salaried employees commencing with the next payroll date following the Employment End Date[, provided, however, that $______ of the Cash Retirement Payment starting with the

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portion of such payments that would otherwise be paid latest in time shall be paid to Executive on _____________, 20__ (the "Delayed Payment Date"), in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. Any and all Cash Retirement Payments so delayed shall be paid to Executive in one lump sum on the Delayed Payment Date]. [The Company shall pay any unpaid director fees to Executive at the time and in the manner that such fees would be paid in the ordinary course of business in accordance with past practices.]

            (b) Restricted Stock Units. Executive currently has restricted stock units to acquire shares of Escalade common stock which have been granted to him pursuant to the terms of Escalade's 2007 Incentive Plan (the "Plan") [and any other grants]. [Vesting, acceleration, expiration of RSUs shall be as agreed depending on the basis for termination.]

            (c) Health and Welfare Benefits. [To be as agreed depending on the basis for termination.]

            [(d) Other Benefits. [To be described as applicable, depending on the basis for termination.]

            [(e)] No Other Continuing Employee Benefits. Except as provided in
Section 2(c), beginning on the Employment End Date, the Company shall have no obligation to provide any other employee benefits to Executive. The benefits which the Company may cease providing to Executive as of the Employment End Date include, without limitation, [as applicable: (i) participation in the Company's 401(k) plan and/or any other retirement plan, (ii) disability insurance coverage, (iii) life insurance policies, (iv) cell phone coverage and reimbursement, (v) country club dues and expenses, (vi) any AOL or other internet account, (vii) participation in Execucare, and (viii) [other]].

            (f) Personal Property. Promptly following the Employment End Date, Executive may remove all of his personal items, including office furnishings, from the Company's offices. Upon the Company's request, Executive shall provide reasonably satisfactory evidence of ownership of any or all such items to the Company.

            (g) Expense Reimbursement; Prepaid Expenses. Upon submission of receipts and/or other appropriate documentation, in accordance with the Company's existing policies and procedures, the Company shall reimburse Executive in the ordinary course of business for all reasonable and necessary business expenses incurred by Executive prior to the Employment End Date.

      3. Indemnification. The Company shall indemnify and defend Executive from and against all claims and causes of action which arose, or may arise, relating to events and circumstances occurring prior to the Employment End Date asserted against Executive by third parties by reason of his actions or omissions as an executive officer or Director of the Company to the fullest extent not otherwise prohibited by law, the Company's Articles of Incorporation or Bylaws. The Company affirms that for a period of three years following the Employment End Date it will not cancel any coverage for Executive that exists under any current director and officer liability insurance policy maintained by the Company and will not discriminate against Executive vis-a-vis other officers and former officers in any purchase or renewal of any such policy or any purchase of a replacement policy or of an extended reporting period under a policy that is not renewed; provided, however, that the Company may substitute for its existing policy a policy of at least the same coverage and amounts containing terms and conditions which are not less advantageous that the Company's existing policy and that in no event shall the Company be required to expend in any one year an amount in excess of 125% of the annual premiums currently paid by the Company for such insurance.

      4. Executive's Obligations. In consideration of the payments and benefits provided in Section 2 above, Executive will:

            (a) transfer his responsibilities as the Company's President and Chief Executive Officer before the Employment End Date in an appropriate manner and take such actions as are necessary to assure a smooth transition;

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

            (b) not represent or bind the Company or enter into any agreement on behalf of the Company at any time without the prior approval of another executive officer of the Company or the Company's Board of Directors;

            (c) fully cooperate and assist the Company with any litigation matters or regulatory or agency proceedings for which his testimony or cooperation is requested by Company following the Employment End Date, provided that he is reimbursed for any reasonable and necessary expenses incurred as a result of his cooperation and assistance, and further provided that the Company and Executive shall discuss in advance of Executive's providing any such cooperation and assistance the anticipated time commitment that would likely be required of Executive with respect to any such matter and shall mutually determine whether Executive should be compensated for his time and the amount of any such compensation, it being understood and agreed that if the parties cannot reach agreement as to any such compensation, then the Company shall not request, and Executive shall not be required, to provide cooperation and assistance with respect to such litigation or proceeding;

            (d) sign all necessary resignations from the boards of directors and/or all other officer, employee and trustee positions of the Company, but in any event Executive shall be deemed to have resigned any such executive officer, director and trustee positions as of the Employment End Date;

            (e) through the Employment End Date, continue to comply with the Company's Insider Trading Policy, Code of Ethics and all other Company policies and procedures applicable to employees of the Company; and

            (f) comply with all covenants contained in this Agreement, including without limitation Sections 5, 6 and 7.

      5.    Mutual Nondisparagement.
            -----------------------

            (a) Executive's Covenant. Beginning on the Employment End Date, Executive shall not make, participate in the making of, or encourage or facilitate any other person to make, any statements, written or oral, which criticize, disparage, or defame the reputation of, or which embarrass the Company, its subsidiaries and their affiliates or any of their respective present, former or future directors, officers, executives, employees and/or shareholders.

            (b) Company's Covenant. Beginning on the Employment End Date, the Company shall not, and shall instruct the members of Escalade's Board of Directors and executive officers not to, make, participate in the making of, or encourage or facilitate any employees or any other person to make, any statements, written or oral, which criticize, disparage, or defame the reputation of, or which are intended to embarrass, the Executive.

      6.    Confidentiality. Executive understands and agrees that:

            (a) Escalade is required to describe the material terms of this Agreement in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within [four (4) business] days after this Agreement is signed by the Executive and Escalade, and that the Company will attach this Agreement in its entirety as an Exhibit to such public filing. Until such filing is made, Executive will hold in confidence, and will not disclose to anyone, any of the terms hereof other than to immediate family members, attorneys and other professional advisors;

            (b) Executive has been through the Employment End Date in the course of employment with the Company entrusted with or obtained access to information proprietary to the Company with respect to the following (all of which information is referred to hereinafter collectively as the "Information"): the organization and management of the Company; the names, addresses, buying habits, and other special information regarding past, present and potential customers, employees and suppliers of the Company; customer and supplier contracts and transactions or price lists of the Company and their suppliers; products, services, programs and processes sold, licensed or developed by the Company; technical data, plans and specifications, present and/or future development

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

projects of the Company; financial and/or marketing data respecting the conduct of the present or future phases of business of the Company; computer programs, systems and/or software; ideas, inventions, trademarks, trade secrets, business information, know-how, processes, improvements, designs, redesigns, discoveries and developments of the Company; and other information considered confidential by any of the Company or its customers or suppliers. At all times through the Employment End Date and thereafter, Executive agrees to retain the Information in absolute confidence and not to disclose the Information to any person or organization except as required in the performance of Executive's duties for the Company as provided in this Agreement, without the express written consent of the Company; provided that Executive's obligation of confidentiality shall not extend to any Information which becomes generally available to the public other than as a result of disclosure by Executive; and

            (c) Executive and the Company agree that effective no later than [__ days following {length of time will depend upon information that Executive may have at the time of termination}] the Employment End Date, Executive will no longer be privy to material, non-public information regarding the Company. Accordingly, the Company agrees that Executive shall not be subject to the Company's Insider Trading Policy thereafter, provided, however, that if and to the extent that Executive may from time to time acquire knowledge of material, non-public information regarding the Company, Executive acknowledges and agrees that he may not trade based upon such information and must comply with all applicable laws prohibiting insider trading. The Company further agrees that it will not intentionally provide material, non-public information to Executive following the Employment End Date except in connection with such events, actions or circumstances that would require stockholder approval and the Company has made a good faith determination that it is necessary and appropriate to disclose such information to Executive given his then current ownership of Escalade common stock, and that the Company will use its reasonable best efforts to prevent any inadvertent disclosures of material, non-public information to Executive.

      7. Covenant Not to Compete, No Interference; No Solicitation. At all times through the twelfth month following the Employment End Date (or if this period is unenforceable by law, then for such shorter period as shall be enforceable):

            (a) Executive will not engage in any business offering products or services related to the current business of the Company, whether as a principal, partner, joint venture, agent, employee, salesman, consultant, director or officer, where such business or business activity is in competition with the Company in any geographic market where the Company does business; provided, however, that Executive shall not be prohibited from performing services for a subsidiary or division of a competitive business, as long as such subsidiary or division is not in competition with the Company and the Executive abides by all other provisions of this Agreement including without limitation Sections 5, 6, 7(b) and 7(c);

            (b) Executive will not interfere with or adversely affect, either directly or indirectly, the Company's relationships with any person, firm, association, corporation or other entity which is known by Executive to be, or is included on any listing to which Executive had access during the course of his employment as a customer, client, supplier, consultant or employee of the Company, and Executive will not divert or change, or attempt to divert or change, any such relationship to the detriment of the Company or to the benefit of any other person, firm, association, corporation or other entity; and

            (c) Executive will not induce, seek to induce or participate directly or indirectly with any third party in seeking to induce, any other employee of the Company to terminate his or her employment relationship with the Company, provided, however, that this restriction shall not prohibit Executive from hiring any employee who seeks employment from Executive or any third party with whom Executive may be employed or affiliated with in the future on an unsolicited basis as long as such employment is not in competition with any business or operations of the Company.

            Executive acknowledges and agrees that the covenants, restrictions, agreements, and obligations set forth herein are founded upon valuable consideration, and, with respect to the covenants, restrictions, agreements, and obligations set forth in this Section 7 are reasonable in duration and geographic scope. The time period and geographical area set forth in this
Section 7 are each divisible and separable, and, in the event that the covenants

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not to compete and/or not to divert business or employees contained therein are judicially held invalid or unenforceable as to such time period and/or geographical area, they will be valid and enforceable in such geographical area(s) and for such time period(s) which the court determines to be reasonable and enforceable. Executive agrees that in the event that any court of competent jurisdiction determines that the above covenants are invalid or unenforceable to join with the Company in requesting such court to construe the applicable provision by limiting or reducing it so as to be enforceable to the extent compatible with the then applicable law. Furthermore, it is agreed that any period of restriction or covenant hereinabove stated shall not include any period of violation or period of time required for litigation or arbitration to enforce such restrictions or covenants.

      8. Tax Liability; Tax Withholding. Executive acknowledges and agrees that he is responsible for the payment of all taxes relating to the consideration to be provided to him as contemplated by this Agreement, including the payment of any taxes relating to his exercise of stock options. Notwithstanding any other provision of this Agreement, the Company may withhold from any amounts payable under this Agreement, or any other benefits received pursuant hereto, such federal, state and/or local taxes as shall be required to be withheld under any applicable law or regulation.

      9. No Mitigation; No Offset. In no event shall Executive be obligated to seek other employment or to take any other action that would mitigate the amounts payable to Executive under this Agreement. In the event that Executive would obtain subsequent employment, the Company may not offset any compensation or other amounts earned by Executive from such subsequent employment or engagement of his services against the Executive's entitlements under this Agreement other than as provided in Section 2(c). Moreover, subject to Executive's compliance with the covenants set forth in Sections 5, 6 and 7 of this Agreement, Executive shall be free to pursue any unsolicited, non-competitive opportunities for employment or services as may arise from the Company's customers, vendors, employees and affiliates.

      10. Section 16 Reports. Executive and the Company agree that notwithstanding Executive's [retirement/termination] as an executive officer [and a Director] of Escalade as of the Employment End Date, Executive may continue to be subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder for up to six months following the Employment End Date. Accordingly, Executive agrees to provide timely notice to Escalade's chief financial officer of all transactions undertaken by Executive in Escalade common stock, including the purchase or sale of any shares of Escalade common stock and the exercise of any stock options, during the six month period following the Employment End Date, and the Company shall prepare and file the appropriate Section 16 reports with the Securities and Exchange Commission on behalf of Executive. Upon the conclusion of such six month period, the Company acknowledges that Executive will no longer be deemed an affiliate of the Company and, absent Executive being in possession of material, non-public information concerning the Company, may freely engage in trades of Escalade securities.

      11.   Remedies.

            (a) Arbitration; Submission to Jurisdiction. Any dispute that may arise between the Company and Executive relating to this Agreement and the subject matter hereof shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any and all such arbitrations shall take place in Evansville, Indiana. Each party waives any defense of inconvenient forum to the maintenance of any action or proceedings so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Executive and the Company agree that a final non-appealable judgment in any such arbitration shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Each party agrees to bear his or its own attorneys' fees and costs in connection with any such arbitration and related actions.

            (b) Injunctive Relief. Executive agrees that in the event of any actual or threatened breach by him of any of the provisions contained in this Agreement, including those covenants specifically set forth in Sections 5, 6 and 7 hereof, the Company shall be entitled to cease its obligations to Executive pursuant to Section 2 and to seek immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages,

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

subject to hearing as soon thereafter as possible. In the event of such injunctive relief, the periods of time referred to in Sections 6 and 7 shall be deemed extended for a period equal to the respective period during which Employee is in breach thereof, in order to provide for injunctive relief and specific performance for a period equal to the full term thereof. In the event that the Company breaches its obligations to make payments and to provide the benefits specified in Section 2 hereof, Executive may seek specific performance in addition to monetary damages and Executive will not be subject to the provisions of Section 5, 6 or 7 hereof until such time as the breach is cured. Nothing contained herein shall be construed as prohibiting Executive or the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

      12. Mutual Release. In consideration of the payments and benefits set forth in this Agreement, such payments and benefits being good and valuable consideration:

            (a) Release by Executive. Subject to Section 11(b), Executive, on his own behalf and on behalf of his heirs, administrators, executors, successors, assigns and personal representatives, covenants not to sue and hereby fully and forever releases, acquits and discharges the Company, its shareholders, directors, officers, employees, agents, representatives, insurance carriers, and their successors and assigns (collectively the "Releasees"), from any and all claims, demands, actions and causes of action of every kind, nature or description (collectively "claims") that Executive may have had, may now have, or may hereafter have against Releasees, including without limitation any and all claims in any way related to or based upon Executive's employment with the Company through the Employment End Date and/or the cessation of Executive's service as an employee, executive officer and director of the Company, including without limitation any claims for breach of contract, implied contract, promissory estoppel, tortious conduct or claims arising under any federal or state statute or law or local ordinance, including but not limited to: the Age Discrimination in Employment Act as amended ("ADEA"); Older Workers' Benefit Protection Act ("OWBPA"); Americans with Disabilities Act ("ADA") as amended; the Family and Medical Leave Act ("FMLA"); Title VII of the Civil Rights Act of 1964; the Civil Rights Acts of 1991; the Employee Retirement Income Security Act ("ERISA"); 42 U.S.C. ss. 1981; 29 U.S.C. ss. 206(d)(1); Section 503 and 504 of
the Rehabilitation Disabilities Act; the WARN Act; Indiana's fair employment practices statutes; any other federal, state or local law dealing with employment discrimination; and any federal or state "Whistleblower" law, existing as of the date of this Agreement. Provided, however, that if the Company were to breach this Agreement, this release would not bar an action by Executive against the Company to enforce its term(s) or any applicable law. In addition, this Section 12(a) shall not affect adversely any benefits to which Executive may be entitled arising out of any social security, workers' compensation or unemployment laws, or under the terms of any employee pension or welfare or benefit plans or programs of the Company, which may be payable now or in the future to Executive.

            (b) Acknowledgements by Executive. Executive specifically acknowledges and agrees that: (i) Executive is waiving claims under the foregoing laws, including specifically the ADEA and the OWBPA; (ii) this waiver of any rights or claims is knowing and voluntary; (iii) this Agreement is written in a manner that Executive understands; (iv) the Company has hereby advised Executive to consult with an attorney before executing this Agreement and that Executive has so consulted; (v) the waiver of rights under Section 12(a) does not waive rights or claims arising after the date of this Agreement;
(vi) Executive has been given a period of 21 days within which to consider this Agreement; (vii) for a period of seven days following Executive's execution of this Agreement, Executive may revoke this Agreement and this Agreement will not become enforceable or effective until the revocation period expires; and (viii) the waiver of rights in Section 12(a) is in exchange for consideration in addition to anything of value to which Executive was already entitled to receive.

            (c) Release by the Company. Subject to Section 11(b), the Company, on behalf of itself and its successors and assigns, covenants not to sue and hereby fully and forever releases, acquits and discharges Executive and his successors and assigns, from any and all claims, demands, actions and causes of action of every kind, nature or description (collectively "claims") that the Company may have had, may now have, or may hereafter have against Executive, including without limitation any and all claims in any way related to or based upon Executive's employment with the Company, its subsidiaries and affiliates through the Employment End Date and/or the cessation of Executive's service as an executive officer or director of the Company, including without limitation any claims for breach of contract, implied contract, promissory estoppel, tortious conduct or claims arising under any federal or state statute or law or local ordinance, existing as of the date of this Agreement. Provided, however, that if Executive were to breach this Agreement, this release would not bar an action by the Company against Executive to enforce its term(s) or any applicable laws.

            (d) Unknown Claims. This Agreement covers both claims that Executive and/or the Company know about and those that Executive and/or the Company may not know about. The parties hereto expressly waive all rights afforded by any statute that limits the effect of a release with respect to unknown claims. Each of Executive and the Company understand the significance of its respective release of unknown claims and the waiver of statutory protection against a release of unknown claims. However, this release shall not apply to any claim based on the fraud or intentional misconduct of the other party or to any act that is determined to be a criminal act under any federal, state or local law committed or perpetrated by Executive or the Company at any time prior to and through the Employment End Date. Neither Executive nor the Company, based on the knowledge of Escalade's Board of Directors and of the Company's executive officers other than Executive, is currently aware of any fraud or intentional misconduct of the other party to this Agreement.

            (e) Future Claims Related to Employee and/or Shareholder Status. Notwithstanding any provision of this Section 12 that may be construed to the contrary, Executive and the Company agree that neither Executive nor the Company waive or release the other party hereto from any claim that may arise based on events occurring after the Employment End Date and that are based upon Executive's employment with the Company during the Continuing Employment Period. Executive and the Company further agree that Executive may not, based upon Executive's status as a shareholder of the Company, assert any claim subsequent to the Employment End Date against the Company or any Releasees relating to any potential claim or matter that is the subject of or is otherwise covered by the release granted by Executive in this Agreement or is in any way related to the event of Executive's retirement from the Company.

      13. Future Service as Employee, Executive Officer or Director. Executive agrees that his retirement as an employee, executive officer and director of the Company is irrevocable, and that the Company shall have no obligation whatsoever to rehire, reappoint or elect Executive to any such officer, director or other position with the Company. Executive further agrees that if he would seek any such position and is not so hired, nominated, appointed or elected, Executive will not bring a claim against the Company and/or any Releasee for refusal to so hire, nominate, appoint or elect.

      14. Binding Effect; Authority. This Agreement shall bind the Executive's heirs, executors, administrators, personal representatives, spouse, dependents, successors and assigns. Escalade represents and warrants to Executive that the individual signing this Agreement on behalf of the Company is duly authorized to enter into this Agreement and to bind the Company hereunder.

      15. Non-Admission. This Agreement shall not be construed as an admission by either party of any wrongdoing or any violation of any federal, state or local law, regulation or ordinance, and the parties specifically disclaim any wrongdoing or violation.

      16. Assignability. Neither this Agreement, nor any right or interest hereunder, shall be assignable by Executive, his beneficiaries or legal representatives, without the prior written consent of an executive officer of Escalade.

      17. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any other written or oral promises concerning the subject matter of this Agreement except as expressly stated otherwise herein. The terms of this Agreement may not be modified other than in a writing signed by the parties.

      18. Governing Law. This Agreement shall in all respects be interpreted, enforced and governed by the laws of the State of Indiana without giving effect to provisions thereof regarding conflict of laws.

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

      In witness whereof, the parties have entered into this Agreement as of this ____ day of _______, 20__.


                                /s/ ROBERT J. KELLER
                                ---------------------------------
                                Robert J. Keller



                                ESCALADE, INCORPORATED


                                By: __________________________
                                Name:  _______________________
                                Title: _______________________


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